EXHIBIT 99.1

BioCryst Announces Preliminary Full Year 2025 ORLADEYO® (berotralstat) Net Revenue of $601 Million (+37 percent y-o-y), Beating Prior Guidance Range

–Excluding European ORLADEYO revenue for the full year 2025, preliminary 2025 ORLADEYO net revenue was $563 million (+43 percent y-o-y on a comparable basis)–

–ORLADEYO net revenue expected to be between $625 million and $645 million in 2026–

–BioCryst expects continued non-GAAP profitability in 2026 even after expected close of the proposed acquisition of Astria Therapeutics in Q1 2026–

RESEARCH TRIANGLE PARK, N.C., Jan. 12, 2026 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) today announced preliminary, unaudited ORLADEYO (berotralstat) net revenue for the fourth quarter and full year 2025. The company also provided guidance for ORLADEYO net revenue, total revenue, and operating expenses for full year 2026.

“2025 was a transformative year for BioCryst. Continued strong demand for ORLADEYO and outstanding patient outcomes have solidified its position as the leading oral, once-daily prophylaxis treatment for HAE. The successful sale of our European ORLADEYO business further strengthened our financial position, and the proposed acquisition of Astria marks an exciting step toward expanding our impact for HAE patients. With our advancing pipeline, flexibility to continue pursuing value-creating business development opportunities, and dedication of our exceptional team, we are confident in our ability to deliver innovative treatments for rare disease patients and drive sustainable growth well into the future,” said Charlie Gayer, President and Chief Executive Officer.

Preliminary Fourth Quarter and Full Year 2025 ORLADEYO Revenue, 2026 ORLADEYO and Total Revenue Outlook, and Cash Position at Year-End 2025
Preliminary, unaudited ORLADEYO net revenue in the fourth quarter of 2025 was $151 million (+22 percent y-o-y; +36% y-o-y on a comparable basis, excluding European ORLADEYO revenue for the fourth quarter of 2024).

Preliminary, unaudited ORLADEYO net revenue for full year 2025 was $601 million (+37 percent y-o-y), beating the company’s prior guidance range of $590 million to $600 million. Excluding European ORLADEYO revenue for the full year 2025, preliminary, unaudited ORLADEYO net revenue was $563 million (+43 percent y-o-y on a comparable basis).

The company expects full year 2026 global net ORLADEYO revenue to be between $625 million and $645 million, and expects full year 2026 total revenue, including RAPIVAB® (peramivir injection), to be between $635 million and $660 million.

Preliminary, unaudited cash, cash equivalents, restricted cash & investments as of December 31, 2025, were $338 million.

Operating Expense Outlook
The company expects full year 2026 non-GAAP operating expenses, excluding stock-based compensation, restructuring, and transaction-related costs, to be between $380 million and $390 million. This does not include operating expenses from Astria Therapeutics after the expected close of the acquisition in Q1 2026.

Upon the expected close of the Astria acquisition, the company expects additional non-GAAP operating expenses in 2026 to be between $70 million and $80 million to support the ongoing Phase 3 enrollment of navenibart and commercial readiness manufacturing activities. These costs are expected to trend down over the next two years as the trial is completed and the full impact of operational synergies is realized.

Full Year 2026 Financial Guidance
Item	As of January 12, 2026
ORLADEYO revenue	$625 million to $645 million
Total revenue	$635 million to $660 million
Non-GAAP operating expense	$380 million to $390 million
Non-GAAP operating expense including Astria acquisition	$450 million to $470 million

Presentation at 44th Annual J.P. Morgan Healthcare Conference
The company will present today at 1:30 p.m. ET at the 44th Annual J.P. Morgan Healthcare Conference in San Francisco. A link to the live audio webcast and replay of the presentation may be accessed in the Investors section of BioCryst’s website at www.biocryst.com.

About BioCryst Pharmaceuticals
BioCryst is a global biotechnology company focused on developing and commercializing medicines for hereditary angioedema (“HAE”) and other rare diseases, driven by its deep commitment to improving the lives of people living with these conditions. BioCryst has commercialized ORLADEYO® (berotralstat), the first oral, once-daily plasma kallikrein inhibitor, and is advancing a pipeline of potential first-in-class or best-in-class oral small-molecule and injectable protein therapeutics for a range of rare diseases. For more information, please visit www.biocryst.com or follow us on LinkedIn.

Non-GAAP Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including financial measures labeled as “non-GAAP.”

We believe providing these non-GAAP measures, which show our results with these items adjusted, is valuable and useful since they allow management and investors to better understand the company’s financial performance in the absence of certain non-cash items such as stock-based compensation and certain special events and allow investors to more accurately understand our current and past period results and more easily compare them to future results. These non-GAAP measures also correspond with the way we expect investors and financial analysts to compare our results. Our non-GAAP measures should be considered only as supplements to, and not as substitutes for or in isolation from, our other measures of financial information prepared in accordance with GAAP, such as GAAP revenue or operating income.

Our references to the “non-GAAP” financial measure of preliminary, unaudited 2025 ORLADEYO revenue, excluding European ORLADEYO revenue for the full year 2025, constitutes a non-GAAP financial measure. It refers to our preliminary GAAP results, adjusted to show the results without including $38 million of European ORLADEYO revenue for the nine months ended September 30, 2025. Our measure of 36% y-o-y growth on a comparable basis for preliminary, unaudited ORLADEYO net revenue in the fourth quarter of 2025 was calculated using the non-GAAP financial measure of Q4 2024 ORLADEYO net revenue, adjusted to exclude $13 million of European ORLADEYO revenue for the three months ended December 31, 2024. Our measure of 43% y-o-y growth on a comparable basis for preliminary, unaudited ORLADEYO net revenue for the full year 2025 was calculated using the non-GAAP financial measure of full year 2024 ORLADEYO net revenue, adjusted to exclude $43 million of European ORLADEYO revenue for the twelve months ended December 31, 2024. Our reference to expected non-GAAP profitability excludes stock-based compensation, restructuring and transaction-related costs.

We also provide our non-GAAP operating expense outlook for full year 2026, which refers to our expected GAAP operating expense, excluding stock-based compensation, restructuring and transaction-related costs. We have not provided a reconciliation against the comparable forward-looking GAAP measure because we are unable to predict with reasonable certainty the full amount of stock-based compensation expense or restructuring and transaction-related costs for the full year 2026 without unreasonable effort. Stock-based compensation expense is uncertain and depends on various factors, including our future hiring and retention needs, as well as the future fair market value of our common stock, which is difficult to predict and subject to change. In addition, we are unable to predict with reasonable certainty the full amount of restructuring and transaction-related costs as the closing of the proposed Astria acquisition is still pending and the related costs are dependent on various factors that have not yet occurred. The actual amount of stock-based compensation, restructuring and transaction-related costs for the full year 2026 could have a material impact on GAAP reported results for the guidance period.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding preliminary, unaudited results and future results, performance or achievements, expectations regarding BioCryst’s growth and expenses, and statements related to BioCryst’s acquisition of Astria Therapeutics, Inc. (the “Merger”), including the expected benefits of the Merger, anticipated timing of the closing of the Merger, the anticipated financial impact of the Merger, BioCryst’s or the combined company’s performance following the Merger, including future financial and operating results, and anticipated approval and commercialization of navenibart. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance, or achievements to be materially different from any preliminary, unaudited results and future results, performance, or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions, including assumptions related to the expected date of closing of the Merger and the potential benefits thereof, and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: BioCryst’s ability to successfully implement or maintain its commercialization plans for ORLADEYO; BioCryst’s ability to successfully progress its pipeline development plans, including meeting the expected timelines; the results of BioCryst’s partnerships with third parties may not meet BioCryst’s current expectations; risks related to government actions, including that decisions and other actions, including as they relate to pricing, may not be taken when expected or at all, or that the outcomes of such decisions and other actions may not be in line with BioCryst’s current expectations; the commercial viability of ORLADEYO, including its ability to achieve sustained market acceptance and demand; ongoing and future preclinical and clinical development of product candidates may take longer than expected and may not have positive results; the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results; BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; BioCryst may not advance human clinical trials with product candidates as expected; the FDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may not review regulatory filings on our expected timeline, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay or withdraw market approval for products and product candidates; product candidates, if approved, may not achieve market acceptance; BioCryst’s ability to successfully commercialize its products and product candidates; BioCryst’s ability to successfully manage its growth and compete effectively; timing for achieving or sustainability of profitability and positive cash flow may not meet management’s expectations; statements and projections regarding financial guidance and goals and the attainment of such goals may differ from actual results or may not be achieved on the expected timelines, or at all, based on market factors and BioCryst’s ability to execute its operational and budget plans; actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management’s expected ranges; the occurrence of any event, change or other circumstances that could give rise to the right of BioCryst or Astria to terminate the definitive agreement governing the Merger; the failure to obtain Astria stockholder approval or to satisfy any of the other conditions to the Merger on a timely basis or at all; the possibility that the anticipated benefits of the Merger, including anticipated synergies, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BioCryst and Astria do business; the significant indebtedness BioCryst expects to incur in connection with the Merger and the need to generate sufficient cash flows to service and repay such debt; the possibility that the Merger may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Merger; and risks relating to the potential dilutive effect of shares of BioCryst common stock to be issued in the Merger. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission (the “SEC”), specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

BCRXW

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